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                                                                    EXHIBIT 10.5

                                PROMISSORY NOTE
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$865,000                                                   JUNE 21, 1996


     FOR VALUE RECEIVED, the undersigned, MSH ENTERTAINMENT CORPORATION, a Utah corporation maintaining a place of business at 11205 Third Avenue, P.O, Box 573, Stone Harbor, New Jersey 08241 (hereinafter call the "Maker"), promises to pay to the order of Christopher Haigh, at San Francisco, California (hereinafter called the "Payee"), at the Payee's aforementioned address, or at such other place as the Payee may designate in writing to the Maker, in lawful money of the United States of America, the principal sum of EIGHT HUNDRED AND SIXTY-FIVE THOUSAND ($865,000) DOLLARS, together with 10% simple interest calculated on the basis of a 365-day year and the actual number of days elapsed, which principal along with accrued interest thereon shall be paid in one balloon payment on December 1, 1996.

     Within 10 days of receipt by Maker of the full offering amount of a public offering of Maker's common shares, Maker shall apply 60% of the net proceeds from the sale of its common shares to reduce the principal due under this Note.

     If Maker fails to make the required balloon payment due under this Note on or before December 1, 1996, then the Intellectual Property rights as defined in the Asset Purchase Agreement, dated as of even date herewith, shall be transferred back to Payee; provided, however that Maker shall be granted a one year extension to make the balloon payment due hereunder if it pays (i) all accrued and outstanding interest due under the Note on or before January 1, 1997, and (ii) pays accrued interest to Payee each month on the outstanding principal balance of the Note beginning on February 1, 1997.

     If this Note is collected by suit or legal proceeding, the Maker agrees to pay the holder hereof the costs and reasonable attorneys fees incurred in the collection hereof.

     It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged, taken, reserved or received under this Note or under the terms of any of the documents securing payment hereof or otherwise relating hereto, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged, taken, reserved or received under this Note or under any of the instruments securing payment hereof or otherwise relating hereto, this Note or otherwise relating hereto, on the amount of principal actually outstanding from time to time under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, now or hereafter enacted, then in any such event (i) the provisions of this paragraph shall govern and control,
(ii) any such excess which may have been collected at final maturity of said indebtedness either shall be applied as a credit against the then unpaid principal amount hereof or refunded to the Maker at the Payee's option, and
(iii) upon such final maturity, the effective rate of interest shall be automatically reduced to the maximum lawful rate allowed under applicable usury laws as now or hereafter construed by the courts having jurisdiction thereof. Without limiting the foregoing, all calculations of the rate of interest contracted for, charged, taken, reserved or received under this Note or under such other documents which are made for the purpose of determining whether such rate exceeds the maximum lawful rate, shall be made, to the extent permitted by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged, taken, reserved or received from the Maker or otherwise by the Payee in connection with such indebtedness.

     Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by the holder hereof and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instrument are unconditionally received by the holder and applied to this indebtedness in the manner elsewhere herein provided.

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     There shall be no penalty for prepayment or for late payment hereunder, or like defaults; provided, however, that the foregoing shall not be construed as a limitation upon any amounts otherwise due hereunder.

     The legality, enforceability and construction of this Note and the obligations evidenced hereby shall be governed by the law of the State of California without regard to its law of conflicts of law, or choice of law and, to the extent applicable, by the laws of the United States of America.


                                  MSH ENTERTAINMENT CORPORATION,
                                   a Utah corporation

                                  By: /s/ ROBERT MAERZ
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